EXHIBIT 10.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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IN RE:                                 :
                                       :     CHAPTER 11
CENTURY/ML CABLE VENTURE,              :
                                       :     CASE NO. 02-14838 (REG)
                        DEBTOR.        :
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                     ORDER CONFIRMING PLAN OF REORGANIZATION
                           OF CENTURY/ML CABLE VENTURE
                           ---------------------------

          Upon all of the pleadings and papers filed with this Court, including the Plan of Reorganization of Century/ML Cable Venture (as the same may have been amended, modified or supplemented, the "Plan") filed with the Court on August 9, 2005; and upon the record made by the parties in the form of testimony, exhibits admitted into evidence and argument of counsel at the hearing to consider confirmation of the Plan held on September 7, 2005 (the "Confirmation Hearing"); and upon the full and complete record of all matters and proceedings heretofore in this case; and after due deliberation and consideration and sufficient cause appearing therefor;

     IT IS HEREBY FOUND THAT:

                                  JURISDICTION

     1. This Court has jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. Sections 1334 and 157. The Confirmation Hearing is a core proceeding under 28 U.S.C. Section 157 (b)(2)(L).

                                   BACKGROUND

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     2.   On September 20, 2002 (the "Petition Date"), Century/ML Cable Venture
(the "Debtor") filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").(1)

     3. The Debtor has continued in the possession of its properties and has continued to operate and manage its business as a debtor-in-possession pursuant to Bankruptcy Code Sections 1107 and 1108. No trustee, examiner or committee has been appointed.

     4. The Debtor is a New York joint venture formed in 1986 for the purpose of, among other things, owning and operating cable television systems in Puerto Rico. The Debtor is owned fifty percent by ML Media Partners L.P. ("ML Media") and fifty percent by Century Communications Corporation ("Century," and together with ML Media, the "Partners").

     5. Century filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on June 10, 2002. On June 25, 2002, Century's parent, Adelphia Communications Corporation ("ACC") and certain of its subsidiaries and affiliates commenced cases under chapter 11 of the Bankruptcy Code (the "Adelphia Cases").

     6. The Debtor's case has not been procedurally consolidated with the Adelphia Cases.

     7. The Debtor's cable systems and its principal business operations are in Levittown and San Juan, Puerto Rico.

     8. The Debtor is also the owner of 100% of the issued and outstanding stock of Century/ML Cable Corporation ("Subsidiary"), a Delaware corporation (which is not a debtor under the Bankruptcy Code) that owns and operates cable television systems in the San Juan area.

----------
(1) Capitalized terms used but not defined have the meanings given to them in the Plan.

     9. On August 9, 2005, the Debtor filed its Disclosure Statement and Plan and served copies thereof in accordance with the notice procedures required by this Court's order dated August 4, 2005. A hearing to consider approval of the Disclosure Statement was held by this Court on August 18, 2005 (the "Disclosure Statement Hearing").

     10. On August 18, 2005, the Court entered an Order granting Century approval, NUNC PRO TUNC, to August 9, 2005 to execute the Plan and Disclosure Statement and authorizing Century to take all steps necessary to confirm and implement the Plan.

     11. On August 18, 2005, this Court entered an order approving the Disclosure Statement, as modified to reflect suggestions and objections by the United States Trustee and counsel to the Official Committee of Unsecured Creditors appointed in the Adelphia Cases. On August 19, 2005, the approved Disclosure Statement and the proposed Plan, together with Ballots for Class 6 Equity Interests, were sent to holders of Class 6 Equity Interests, the only voting class.

     12. On August 19, 2005, the Disclosure Statement and the proposed Plan were also sent by overnight mail to all parties in interest, excluding pre-petition creditors who have been paid in full.

     13. Pursuant to the Affidavit of Amanda Waller Certifying to the Ballots Accepting or Rejecting the Plan, sworn to on September 7, 2005, the voting results with respect to the Plan were as follows: Century and ML Media, as the only Holders of Class 6 Equity Interests, each submitted timely ballots accepting the Plan. No votes rejecting the Plan were received.

     14. The Plan provides for the sale of 100% of the ownership interests in the Debtor, pursuant to the terms of that certain Interest Acquisition Agreement dated as of June 3, 2005 (the "Acquisition Agreement"), the proceeds of which will fund the payment in full of all Allowed Claims and the winding down of the Estate.

     15. The Class 6 Holders of the Equity Interests, the only Class impaired and entitled to vote, fully support the Plan.

                           OBJECTIONS TO CONFIRMATION

     16. The objection to confirmation of the Plan filed by the United States Trustee has been resolved on consent.

     17. All other objections with respect to the confirmation of the Plan which were not previously withdrawn are hereby overruled by this Court.

                     THE PLAN SATISFIES ALL REQUIREMENTS FOR

               CONFIRMATION SET FORTH IN BANKRUPTCY CODE SECTION 1129

     18. The modifications to the Plan, as reflected in the black lined Plan (marked as an exhibit at the Confirmation Hearing) do not (i) adversely change the treatment of claims or interests thereunder or hereunder, or (ii) require re-solicitation of the Plan.

A.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(1)

     19. The Court finds and concludes that the Plan satisfies all of the applicable provisions of the Bankruptcy Code.

     20. Due and proper notice of the Disclosure Statement Hearing and the Confirmation Hearing was provided to all persons required to receive notice thereof. Any person who requested a copy of any of the documents referred to in the Plan was provided with a copy of such documents.

     21. The Plan's classification scheme of claims and equity interests is reasonable and necessary to implement the Plan and complies with Bankruptcy Code
Section 1122(a) pursuant to which a claim or interest may be placed in any class so long as such claim or interest is substantially similar to the other claims or interests in such class.

     22. The Plan properly designates classes of Claims, other than Claims of the type specified in Bankruptcy Code Sections 507(a)(1), 507(a)(2) and 507(a)(8), and Equity Interests in accordance with Bankruptcy Code
Section 1123(a)(1).

     23. The Plan specifies impaired and unimpaired classes of claims in accordance with Bankruptcy Code Section 1123(a)(2).

     24. The Plan specifies the treatment of each impaired class in accordance with Bankruptcy Code Section 1123(a)(3).

     25. The Plan provides the same treatment for each claim or interest in each class which contains more than one claim or interest in accordance with Bankruptcy Code Section 1123(a)(4).

     26. The Plan provides adequate means for implementation in accordance with Bankruptcy Code Section 1123(a)(5).

     27. The Debtor is not a corporation and there are no equity securities and no outstanding securities having voting power, therefore Bankruptcy Code
Section 1123(a)(6) is satisfied.

     28. The Plan provides that (a) the Buyer will acquire a 100% interest in the Debtor and (b) all Allowed Claims will be paid in full, and thus Bankruptcy Code Section 1123(a)(7) is satisfied.

B.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(2)

     29. Pursuant to Bankruptcy Code Section 1129(a)(2), the proponents of a plan of reorganization must comply with all applicable provisions of the Bankruptcy Code. The Debtor, as proponent of the Plan, has complied with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules governing notice, disclosure and solicitation in connection with the Plan, the Disclosure Statement and all other matters considered by this Court in connection with the Chapter 11 Case. Proper, adequate and sufficient notice of the Confirmation Hearing and all other hearings in the Chapter 11 Case has been given to all Holders of Equity Interests and Claims and all other parties in interest required to receive notice. The solicitation of votes from Holders of Equity Interests was in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules. The solicitation and tabulation of ballots was proper and adequate. The Debtor has complied with all orders of this Court. The Debtor has fulfilled all the obligations and duties owed to its estate as required and set forth in Bankruptcy Code Sections 1107(a) and 1108 and elsewhere.

C.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(3)

     30. In accordance with Bankruptcy Code Section 1129(a)(3), the Plan has been proposed in good faith and not by any means forbidden by law. The Plan has been proposed with the legitimate purpose of reorganizing the Debtor so as to permit 100% of the interests of the Debtor to be sold to the Buyer pursuant to the Acquisition Agreement. The Plan and the Acquisition Agreement are the subject of many months of arm's-length negotiations by Debtor, ML Media, Century and the Buyer and their respective professionals. The Buyer is a third-party purchaser unrelated to the Debtors. No common identity of incorporators, directors or stockholders exists between the Buyer and the Debtor.

D. THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(4)

     31. All payments made or to be made by the Debtor under the Plan for services, costs or expenses in or in connection with the Chapter 11 Case or in connection with the Plan and incident to the Chapter 11 Case have been approved by or are subject to the approval of the

Court as reasonable. As a result, the Plan satisfies the requirements of Bankruptcy Code Section 1129(a)(4).

E.   BANKRUPTCY CODE SECTION 1129(A)(5) IS INAPPLICABLE TO THE PLAN

     32. Pursuant to the Plan, the Buyer will acquire 100% of the ownership interests in the Debtor pursuant to the terms of the Acquisition Agreement and all Allowed Claims will be paid in full. Thus, Bankruptcy Code Section 1129(a)(5) is inapplicable to the Plan.

F.   BANKRUPTCY CODE SECTION 1129(A)(6) IS INAPPLICABLE TO THE PLAN

     33. The Plan does not provide for any change in rates that require regulatory approval. Accordingly, Bankruptcy Code Section 1129(a)(6) is inapplicable to the Plan.

G.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(7)(A)

     34. Bankruptcy Code Section 1129(a)(7)(A) requires that each creditor or equitY holder in an impaired class accept the Plan or receive or retain under the Plan on account of such claim or interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code. Based on the record of the Confirmation Hearing, the Court finds that all holders of impaired claims will receive at least as much under the Plan as they would under a Chapter 7 liquidation. Accordingly, the Plan satisfies the "best interests of creditors" test under Bankruptcy Code
Section 1129(a)(7)(A).

H.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(8)

     35. Since each Class (other than Class 6) is "unimpaired", the Plan satisfies Bankruptcy Code Section 1129(a)(8)(B) as to such classes. As Class 6 has accepted the Plan, Bankruptcy Code Section 1129(a)(8)(A) is satisfied as to Class 6.

I.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(9)

     36. The Plan satisfies the requirements of Bankruptcy Code
Section 1129(a)(9). As required by Bankruptcy Code Section 1129(a)(9)(A), except as otherwise agreed by the Holder of a particular Administrative Claim, such Claims will be paid in full in Cash on the Effective Date or in the ordinary course of business. As required by Bankruptcy Code Section 1129(a)(9)(B), except as otherwise agreed to by the Holder of a particular Priority Claim, such Claims will be paid in full in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim. As required by Bankruptcy Code
Section 1129(a)(9)(C), except as otherwise agreed to by the Holder of a particular Priority Tax Claim, such Claims will be satisfied in full in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim.

J.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(10)

     37. Bankruptcy Code Section 1129(a)(10) is satisfied because there is no impaired class of claims.

K.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(11)

     38. The evidence presented and admitted at the Confirmation Hearing demonstrates that Buyer, who is acquiring substantially all of Debtor's assets through the acquisition of the Joint Venture Interests of ML Media and Century, will be able to perform its obligations under the Plan and the Acquisition Agreement. Bankruptcy Code Section 1129(a)(11) is satisfied because the Court finds and concludes that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the need for further financial reorganization or liquidation of the Debtor, except as contemplated by the Plan.

L.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(12)

     39. In accordance with Bankruptcy Code Section 1129(a)(12), the Plan provides for the payment on the Effective Date of the Plan of all fees payable under 28 U.S.C. Section 1930.

M.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(A)(13)

     40. The Plan provides for the continuation after the Effective Date of all retiree benefits in accordance with Bankruptcy Code Section 1129(a)(13).

N.   BANKRUPTCY CODE SECTION 1129(B) IS INAPPLICABLE TO THE PLAN

     41. The Plan satisfies the requirement of Bankruptcy Code Section 1129(a) and, thus, Bankruptcy Code Section 1129(b) is not applicable to the Plan.

O.   THE PLAN SATISFIES BANKRUPTCY CODE SECTION 1129(D)

     42. The primary purpose of the Plan is not the avoidance of taxes or the avoidance of the requirements of Section 5 of the Securities Act of 1933, and there has been no objection filed by any governmental unit asserting such avoidance.

P.   NON-DEBTOR RELEASES/EXCULPATION

     43. The Court finds that the requisite extraordinary circumstances required by the Second Circuit for the releases, exculpations and injunctions (collectively, the "Releases") in the Plan exist here. IN RE METROMEDIA FIBER NETWORK, INC., 2005 v. U.S. App. LEXIS 14817 (decided 7/21/05); IN RE DREXEL BURNHAM LAMBERT GROUP INC., 960 F. 2d 285 (2d. Cir. 1992); IN RE JOHNS-MANVILLE CORP., 837 F. 2d 89 (2d Cir. 1988); IN RE PWS HOLDING, 228 F.3d 224, 244-247 (3d
Cir. 2000).

     44. Specifically, the Court finds that (i) no holder of a claim has objected to the Releases, (ii) the Debtor's estate will receive substantial consideration in the form of approximately $520 million in cash in exchange for the Releases given to the Buyer, (iii) the grant of the Releases in favor of the Buyer is a condition to closing of the Acquisition Agreement and the Buyer is unwilling to close without the Releases, and (iv) the amount of funds being provided by the Buyer in exchange for the releases was the product of extensive arms-length negotiation and are being used under the Plan to pay all Allowed administrative expenses and

Allowed Claims in full, thus such consideration by the Buyer is critical to the Plan and no creditor of the estate will be harmed by the Releases.

          Based upon the foregoing findings and conclusions and upon the record made before this Court at the Confirmation Hearing and good and sufficient cause appearing therefor,

          IT IS HEREBY:

          ORDERED that the Plan shall be and hereby is confirmed pursuant to Bankruptcy Code Section 1129; and it is further

          ORDERED that the Effective Date of the Plan shall not occur unless and until all of the conditions precedent set forth in Article 9 of the Plan are satisfied or waived by the Debtor as set forth in Section 9.3; and it is further

          ORDERED that pursuant to Sections 105, 363(b), 365, 1129 and 1146(c) of the Bankruptcy Code, the sale of 100% of the ownership interests in the Debtor to Buyer, free and clear of all liens and claims (except as set forth in the Acquisition Agreement) and upon the terms and conditions set forth in the Acquisition Agreement, is authorized and approved; and it is further

          ORDERED that the Acquisition Agreement and the transactions contemplated thereby (and all documents necessary to consummate the Sale Transaction) are approved in all respects; and it is further

          ORDERED that the Debtor and all parties (including, but not limited to, Adelphia, Century and their Affiliates) are authorized to take all actions and execute all documents necessary or appropriate to effectuate the Sale Transaction and to comply with their obligations under the Acquisition Agreement; and it is further

          ORDERED that the proceeds of the Sale Transaction shall be maintained and distributed in accordance with the terms of the Plan and the Acquisition Agreement; and it is further

          ORDERED that the Debtor is authorized to establish various accounts in amounts as required by the Acquisition Agreement or as necessary to fulfill the intended purposes of the Plan; and it is further

          ORDERED that pursuant to Section 363(f) of the Bankruptcy Code, the Sale Transaction shall be free and clear of all liens, claims, encumbrances, and interests; and it is further

          ORDERED that pursuant to Section 1146(c) of the Bankruptcy Code, the Sale Transaction and all matters described in Section 11.2 of the Plan are exempt from any and all recording taxes, transfer taxes, conveyance fee, stamp taxes or similar taxes; and it is further

          ORDERED that Buyer is a good faith purchaser entitled to the full protections under Section 363(m) of the Bankruptcy Code; and it is further

          ORDERED that the Buyer and Sellers have not acted in violation of
Section 363(n) of the Bankruptcy Code; and it is further

          ORDERED that the Buyer and its affiliates, members, equity holders, partners and professionals are released from any claim of any party related to the Sellers, the business of the Debtor or the Chapter 11 Case, except as otherwise set forth in the Acquisition Agreement; and it is further

          ORDERED that, subject to the Acquisition Agreement, the Buyer shall pay ordinary course of business post-petition trade payables and accrued expenses incurred by the

Debtor according to the normal and customary terms applicable to such payments and expenses; and it is further

          ORDERED that the Sale Transaction purchase price represents fair value for the Acquired Interests (as defined in the Acquisition Agreement); and it is further

          ORDERED that the Plan and the Sale Transaction are in the best interests of the Debtor's estate and creditors; and it is further

          ORDERED that, on the Effective Date, all equity or equity-based compensation, and any documents and agreements relating thereto, and all other Interests (as defined in the Bankruptcy Code) in the Debtor will be cancelled, and all obligations of the Debtor and any affiliates of the Debtor under or in respect of them will be terminated; and it is further

          ORDERED that Adelphia, its affiliates and any official committees and its professionals appointed in the bankruptcy cases of Adelphia or any of its affiliates shall be bound by the obligations of the Sellers set forth in Section 7.1(b) and Section 7.16 of the Acquisition Agreement; and it is further

          ORDERED that that assumption of the Assumed Executory Contracts (as defined in the Acquisition Agreement) is approved and authorized, such that the Assumed Executory Contracts are in full force and effect from and after the date of this Order with all cure costs being paid by the Debtor and all non-debtor parties being barred and enjoined from asserting against the Buyer, among other things, defaults, breaches or Claims of pecuniary losses existing as of the date of this Order or by reason of the Sale Transaction; and it is further

          ORDERED that to the extent that any objections to confirmation of the Plan have not been withdrawn before the date hereof or are not cured by the relief granted herein, such objections shall be and hereby are overruled and all withdrawn objections shall be and hereby are deemed withdrawn with prejudice; and it is further

          ORDERED that the Debtor and its directors, officers, agents, attorneys and representatives are authorized and empowered to carry out all of the provisions of the Plan and to take such actions and to execute and deliver all of the agreements, certificates, indemnities, guarantees, undertakings and other instruments and documents related to the Sale Transaction and such other documents and instruments as are necessary, useful or appropriate to effectuate, implement or consummate fully the Plan or this Order and that the Debtor and its directors, officers, agents, attorneys and representatives are authorized to deliver, file and record such documents, agreements, certificates, reports or instruments with the appropriate federal, state, commonwealth, local, foreign or other governmental authorities and with other entities as are necessary, useful or appropriate to effectuate, implement or consummate the Plan or this Order; and it is further

          ORDERED that each and every federal, state, commonwealth, local, foreign or other governmental agency or department is hereby directed or authorized to accept any and all documents and instruments necessary, useful or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan or this Order; and it is further

          ORDERED that to the extent permitted by the Bankruptcy Code, including Bankruptcy Code Section 1141 thereof or as otherwise provided in the Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of the Plan are in full and final satisfaction, settlement, release and discharge as against the Debtor of any debt that arose before the Effective Date, and any debt of a kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and all Claims and Equity Interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of claim or Equity Interest based on such debt, obligation or equity interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is allowed under Section 502 of the Bankruptcy Code or (iii) the holder of such Claim or Equity Interest has accepted this Plan. Each Holder (as well as any trustees and agents on behalf of each holder) of a Claim or Interest and any Affiliate of such Holder shall be deemed to have forever waived, released, and discharged the Debtor, to the fullest extent permitted by Section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date of any kind, nature, or description whatsoever, including any accrued interest. The discharge granted to Debtor herein shall not discharge the Buyer for any Assumed Sale Liability; and it is further

          ORDERED that none of the Debtor, the Debtor's bankruptcy estate, New CMLCV, Adelphia, ML Media, the Buyer, the Plan Administrator, if appointed, or any of their respective Affiliates, members, officers, shareholders, directors, employees, advisors, agents or Professionals (collectively, the "EXCULPATED PARTIES") shall have or incur any liability to anyone for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the preparation, filing, negotiation or formulation of the Plan, the pursuit of confirmation of the Plan including without limitation, the Sale Transaction, the consummation of the Plan or the implementation or administration of the Plan or the property to be distributed under the Plan, and any such Claim or Cause of Action shall be deemed released, except for willful misconduct or gross negligence, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; PROVIDED, HOWEVER, that nothing in the Plan or this Order shall, or shall be deemed to, release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to (i) Litigation Claims; (ii) Debtor's and Adelphia's Claims against each other; (iii) Adelphia's and ML Media's Claims and Causes of Action against each other; (iv) Debtor's and ML Media's Claims against each other or (v) any of the Exculpated Parties obligations or covenants arising pursuant to the Plan, the Acquisition Agreement or this Order, and PROVIDED FURTHER that nothing herein shall be deemed to release, affect, or limit any liability of any Professional for a breach of fiduciary duty, malpractice or for a violation of DR-6-102; and it is further

          ORDERED that as of the Effective Date, except as otherwise provided in this Order, all Persons are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, or pursuing any Claim, or effectuating any set-off, whether directly, derivatively or otherwise against any or all of the Exculpated Parties, on account of or respecting any Claims, debts, rights, Causes of Action or liabilities released or discharged pursuant to this Order, except to the extent expressly permitted under the Plan; and it is further

          ORDERED that upon the Effective Date, neither New CMLCV nor the Buyer shall be liable for any of the Excluded Liabilities or for any liability that is not an Assumed Sale Liability; and it is further

          ORDERED that, on the Effective Date, title to all property of the estate of the Debtor shall vest in and be transferred, assigned, conveyed and delivered to such entity as to which such property is required to be vested in and transferred, assigned, conveyed and delivered to in accordance with the Acquisition Agreement and/or the Plan, in each case, free and clear of all liens, Claims and Equity Interests and encumbrances in accordance with

Bankruptcy Code Section 1141 except as specifically provided in the Plan or Acquisition Agreement. To the extent that any such property contains or is encumbered by any prohibition upon such transfer, assignment or conveyance, such prohibition shall be null and void and of no further force or effect; and it is further

          ORDERED that notwithstanding the creation or continuance of any stays or injunctions as contemplated elsewhere in this Order, the automatic stay provisions of Bankruptcy Code Section 362(a) are hereby vacated and modified to the extent necessary so as to permit (without further application to the Bankruptcy Court) all transactions contemplated by the Acquisition Agreement and any acts necessary or useful to effectuate, implement or consummate the Plan and the Acquisition Agreement; and it is further

          ORDERED that entry of this Order shall be without prejudice to the rights of parties in interest in the Adelphia Cases with respect to the determination of such parties' rights in the Adelphia Cases and that this Order shall not constitute "law of the case" in the Adelphia Cases to the extent, if any, that it determines issues of substantive law. Parties in interest in the Adelphia Cases shall not in anyway be precluded, by reason of entry of this Order, from asserting positions, claims or defenses such parties may otherwise have in the Adelphia Cases. Notwithstanding the foregoing, the entry of this Order shall preclude parties from collaterally attacking the Plan and the transactions contemplated thereby as approved herein; and it is further

          ORDERED that, if any or all of the provisions of this Order are hereafter revised, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect the validity of any obligation, indebtedness or liability of the Debtor under the Acquisition Agreement; and it is further

          ORDERED that if the Plan does not become Effective, this Order shall be null and void; and it is further

          ORDERED that this Court shall retain jurisdiction (i) over the Chapter 11 Case as and to the extent provided in Article X of the Plan, and (ii) for the purposes of enforcing the provisions of the Plan, the Acquisition Agreement and this Order; and it is further

          ORDERED that, within five (5) business days of the entry of this Order, the Debtor shall mail to all parties in interest in these cases notice of the entry of this Order; and it is further

          ORDERED that reports evidencing the distribution and closing of the cases as set forth by Bankruptcy Rules 3020, 3021 and 3022 shall be filed by the Debtor within 15 days after the Effective Date (unless such time is extended by the Court). Such reports shall contain information concerning actions taken by the Debtor and progress made in the consummation of the Plan; and it is further

          ORDERED that Debtor shall be responsible for the timely payment of fees incurred pursuant to 28 U.S.C. Section 1930(a)(6) and for the filing with this Court (with copies to be served upon the U.S. Trustee) quarterly disbursement reports for each quarter, or portion thereof, until a Final Decree has been entered or the Chapter 11 Case dismissed or converted to another chapter, in a format prescribed by and provided to the Debtor by the U.S. Trustee; and it is further

          ORDERED that, all Professionals shall file final fee applications pursuant to Bankruptcy Code Sections 330(a), 331 or 503(b) on or before 30 days after the Effective Date, 2005. All such fees and expenses shall be paid in accordance with the Plan; and it is further

          ORDERED that the rejection of those executory contracts and unexpired leases as set forth in the Plan are hereby granted and approved; and it is further

          ORDERED that notice of the Effective Date will be given (by overnight mail) to any party whose executory contract or unexpired lease is being rejected pursuant to the Plan (the "Effective Date Notice"). Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Confirmation Order must be filed with the Bankruptcy Court and served upon counsel for (i) the Debtor, (ii) ML Media, (iii) Century, (iv) the Buyer and
(v) the Plan Administrator, if appointed, by no later than 30 days after the Effective Date Notice is sent by the Debtor. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its Estate, or the Plan Administrator, if appointed, the Buyer or New CMLCV, and the holders thereof shall not be entitled to any distribution under the Plan.

Dated:  New York, New York
        September 7, 2005

                                   s/Robert E. Gerber
                              ------------------------------------
                              UNITED STATES BANKRUPTCY JUDGE